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                                                                    EXHIBIT 10.3


                             CONSULTING AGREEMENT
                             --------------------

     THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into as of
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May 11, 1999, between Integrated Circuit Systems, Inc., a Pennsylvania corporation (the "Company") and Henry I. Boreen ("Consultant").  The Company and
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Consultant are sometimes collectively referred to herein as the "Parties" and individually as a "Party".

     Consultant has been an employee, officer, director and stockholder of the Company, and as such, possesses special knowledge, abilities and experience regarding the business of the Company. The Company and ICS Merger Corp., a Pennsylvania corporation ("ICS"), are parties to an Agreement and Plan of
                           ---
Merger, dated as of January 20, 1999 (as amended, the "Merger Agreement"),
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whereby ICS shall merge with and into the Company and the Company shall be the surviving corporation in the merger (the "Merger").  Upon the Merger becoming
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effective, the Company desires to obtain the services of Consultant to consult with and perform services as an independent contractor for the Company with respect to its businesses, and Consultant desires to provide services to the Company upon the terms and conditions set forth in this Agreement.

     In consideration of the mutual covenants and agreements set forth herein, the Parties agree as follows:

     1.   Consulting Services.  The Company hereby engages Consultant as an
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independent contractor, and not as an employee, to render consulting services to the Company as hereinafter provided, and Consultant hereby accepts such engagement, for a period commencing on the Closing Date (as defined in the Merger Agreement) and terminating on the third anniversary of the Closing Date (the "Consulting Period") unless terminated earlier by the Company or Consultant
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pursuant to paragraph 3 hereof.  Consultant shall not have any authority to bind or act on behalf of the Company. During the Consulting Period, Consultant agrees to make himself reasonably available (to the extent conducive with Consultant's schedule) to render such advice and services to the Company as may be reasonably required by the Company and as are consistent with the type of duties and services he rendered to the Company prior to the date hereof;
provided that in no event shall Consultant be required to be available to the
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Company for more than twelve (12) days in any one-year period during the
Consulting Period. During the Consulting Period, Consultant shall be furnished with such office space, secretarial assistance and other facilities (including computers (and access to Company computer networks), cellular phones and cellular phone service) at the Company's office facilities in Valley Forge, PA that are no less favorable to Consultant than those currently provided to him by the Company and shall be entitled to reimbursement for out-of-pocket travel and other expenses reasonably incurred on the Company's business in providing services hereunder.

     2.   Compensation.  In consideration of Consultant's consulting services
          ------------
set forth in paragraph 1 above, the Company shall pay to Consultant $350,000 per year in cash in monthly installment payments in arrears over time (the "Consulting Payment"). Consultant shall not be entitled any fringe benefits or
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perquisites from the Company.
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     3.   Termination.  This Agreement and Consultant's retention hereunder may
          -----------
be terminated at any time by either the Company or Consultant upon thirty (30) days prior written notice to the other. In the event of such a termination by the Company for any reason, Consultant shall be entitled to receive the full amount of the Consulting Payments payable for the remainder of the Consulting Period as of such date in a lump sum payment within thirty (30) days following the date of termination by the Company.

     4.   Confidential Information. Consultant acknowledges that the
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information, observations and data (including without limitation trade secrets, know-how, research and product plans, customer lists, software, inventions, processes, formulas, technology, designs, drawings, specifications, marketing and advertising materials, distribution and sales methods and systems, sales and profit figures and other technical or business information) disclosed or otherwise revealed to him, or discovered or otherwise obtained by him, directly or indirectly, as an employee, officer, director and stockholder of the Company and its subsidiaries (including those obtained by him while employed by the Company prior to the Closing Date) or during the course of his association with the Company and its subsidiaries and his performance under this Agreement ("Confidential Information") are the property of the Company and its
  ------------------------
subsidiaries. Therefore, Consultant agrees that he shall not disclose to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Consultant's or Company management's acts or omissions. Consultant shall deliver to the Company at the termination of the Consulting Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any subsidiary which he may then possess or have under his control. Consultant further agrees that he will not, during the Consulting Period, improperly use or disclose any proprietary or confidential information or trade secrets of any former employer or other person or entity with which he has an agreement or duty to keep such information or trade secrets in confidence, if any, and that he will not bring onto the premises of the Company or any subsidiary any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

     5.   Inventions and Intellectual Property Rights.
          -------------------------------------------

     (a) Consultant agrees that he will promptly make full written disclosure to the Board and will hold in trust for the sole right and benefit of the Company and its subsidiaries, and Consultant hereby assigns to the Company or its designee, his entire right, title and interest in and to, any and all inventions, innovations, improvements, original works of authorship, developments, concepts, methods, trade secrets, designs, analyses, drawings, reports and all similar or related information (whether or not patentable or registrable under copyright or similar laws) which are solely or jointly conceived, developed, made or reduced to practice, or caused to be conceived, developed, made or reduced to practice, by Consultant while employed by the Company and its subsidiaries or during the course of his association with the Company and its subsidiaries and his performance under this Agreement (collectively "Work Product"); provided, however, that Consultant shall not be
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required to assign to the Company Work Product that he may develop entirely on his own time without using the Company's or any subsidiary's equipment, supplies, facilities or Confidential Information, except

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for Work Product which either (i) relates at the time of its conception or reduction to practice to the Company's business, or actual or demonstrably anticipated research or development of the Company, or (ii) results from any work performed by Consultant for the Company.

     (b) Consultant represents to the Company that there are no inventions, original works of authorship, developments, improvements or trade secrets which were made by him prior to his employment by or rendering of consulting services to the Company or any subsidiary, which are owned by him or in which he has an interest, which may relate to the Company's or its subsidiaries' proposed business, products or research and development and which are not assigned to the Company hereunder.

     (c) Consultant further agrees to assist the Company, or its designee, at the Company's expense, during the Consulting Period or thereafter, in every proper way to secure the Company's rights in the Work Product and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, powers of attorney and all other instruments which the Company shall deem necessary or appropriate in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Work Product, and any copyrights, patents, mask work right or other intellectual property rights relating thereto.

     6.   Enforcement.  If, at the time of enforcement of paragraph 4 or 5 of
          -----------
this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because Consultant's services are unique and because Consultant has access to Confidential Information and Work Product, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

     7.   Tax Returns.  Consultant shall file all tax returns and reports
          -----------
required to be filed by him on the basis that Consultant is an independent contractor, rather than an employee, as defined in Treasury Regulation
(S)31.3121(d)-1(c)(2), and Consultant shall indemnify the Company for the amount of any employment taxes paid by the Company as the result of Consultant not withholding employment taxes from the Consulting Payment.

     8.   Consultant's Representations.  Consultant hereby represents and
          ----------------------------
warrants to the Company that (i) the execution, delivery and performance of this Agreement by Consultant do not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Consultant is a party or by which he is bound, (ii) Consultant is not a party to or bound by any employment agreement, consulting agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon

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the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Consultant, enforceable in accordance with its terms. Consultant hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

     9.   Survival.  Paragraphs 4 through 8 shall survive and continue in full
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force in accordance with their terms notwithstanding any termination of the
Consulting Period.

     10.  Notices.  Any notice provided for in this Agreement shall be in
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writing and shall be either personally delivered, mailed by first class mail
(return receipt requested), or sent by overnight courier service, to the recipient at the address indicated below:

          Notices to Consultant:
          ---------------------

          Henry I. Boreen
          1182 Wrack Road
          Meadowbrook, PA  19046

          Notices to the Company:
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          Integrated Circuit Systems, Inc.
          2435 Boulevard of the Generals
          Valley Forge, PA 19482
          Attn:  Chief Executive Officer

          With copies to:
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          Pepper Hamilton LLP
          3000 Two Logan Square
          18/th/ and Arch Streets
          Philadelphia, PA 19103
          Facsimile:  (215) 981-4750
          Attn:  Robert A. Friedel

          and to:
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          Bain Capital, Inc.
          Two Copley Place
          Boston, MA 02116
          Facsimile: (617) 572-3274
          Attn:  David Dominik
                 Michael Krupka
                 Yoo Jin Kim

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          and to:
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          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, IL  60601
          Attn:  Jeffrey C. Hammes, P.C.
                 Jeffrey Seifman

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or mailed.

     11.  Severability.  Whenever possible, each provision of this Agreement
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shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     12.  Complete Agreement.  This Agreement, those documents expressly
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referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     13.  No Strict Construction.  The language used in this Agreement shall be
          ----------------------
deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

     14.  Counterparts.  This Agreement may be executed in separate
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counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     15.  Successors and Assigns.  This Agreement is intended to bind and inure
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to the benefit of and be enforceable by Consultant, the Company and their respective heirs, successors and assigns, except that Consultant may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company.

     16.  Choice of Law.  All issues and questions concerning the construction,
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validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law or conflict of law rules or provisions (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

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     17.  Amendment and Waiver.  The provisions of this Agreement may be amended
          --------------------
or waived only with the prior written consent of the Company (with Board approval) and Consultant, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.


                             *    *    *    *    *

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                             INTEGRATED CIRCUIT SYSTEMS, INC.


                                             By: /s/ Hock E. Tan
                                                ---------------------
                                             Name: Hock E. Tan
                                             Its:  President


                                             /s/ Henry I. Boreen
                                             ------------------------
                                             HENRY I. BOREEN

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